EXHIBIT 10.2

BEAL BANK, SSB

PURCHASER

AND

LTC BBCO , INC.

COMPANY

AND

LTC PROPERTIES, INC.

SERVICER

PURCHASE, WARRANTIES, PARTICIPATION AND SERVICING AGREEMENT

Dated as of  August 1, 2002

22 mortgage loans secured by 27 long-term care facilities
This is a Purchase, Warranties, Participation and Servicing Agreement for first mortgages on long-term care facilities, dated and effective as of August 1, 2002, and is executed among Beal Bank, S.S.B., as purchaser (the “Purchaser”), LTC BBCO, Inc., as seller (the “Company”) and LTC Properties, Inc., as servicer (the “Servicer”).

W I T N E S S E T H:

                    WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser (subject to a subordinated participation interest therein retained by the Company as provided herein)certain Mortgage Loans listed on the Mortgage Loan Schedule that is annexed hereto as Exhibit A which have an aggregate outstanding principal balance as of the close of business on the Cut-off Date after deduction of payments due on or before such date of not less than$58,174,462.02;

                    WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument with respect to a longterm care facility located in the jurisdiction indicated on the Mortgage Loan Schedule;

                    WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans;

                    WHEREAS, the Purchaser, the Company and the Servicer wish to prescribe the management, servicing and control of the Mortgage Loans.

                    NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which  are hereby acknowledged, the Purchaser, the Servicer and the Company agree as follows:

ARTICLE I

DEFINITIONS

                    Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                    Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

                    Agreement:  This Purchase, Warranties, Participation and Servicing Agreement and all amendments hereof and supplements hereto.

                    Assignment of Mortgage:  An assignment of the Mortgage and the other Mortgage Loan Documents, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage and the other Mortgage Loan Documents to the Purchaser.

                    Available Funds:  means, collectively, all Available Interest plus all Available Principal deposited in the Custodial Account as of the close of the business on the Remittance

Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05).

                    Available Interest:  means all amounts deposited in the Custodial Account as of the close of the business on the Remittance Date from the payment of interest on the Mortgage Loans.

                    Available Principal:  means all amounts deposited in the Custodial Account as of the close of the business on the Remittance Date from the payment of scheduled principal on the Mortgage Loans.

                    Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of Texas, Illinois or California are authorized or obligated by law or executive order to be closed.

                    Closing:  The consummation of the sale described herein.

                    Closing Date:  August 1, 2002.

                    Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

                    Company:  LTC BBCO, Inc., or its successor in interest , or any successor to the Company under this Agreement appointed as herein provided.

                    Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

                    Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

                    Cut-off Date:  July 31, 2002.

                    Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement.

                    Determination Date:  The last day (or if such last day is not a Business Day, the Business Day immediately following such last day) of the month immediately preceding the month of the related Remittance Date.

                    Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                    Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

                    Estoppel Certificate:  The certificate referred to in Exhibit F.

                    First Remittance Date: August 15, 2002.

                    Initial Principal Amount:  As of the Closing Date, the aggregate unpaid principal balances of the Mortgage Loans sold hereunder.

                    Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring such Mortgage Loan or the related Mortgaged Property.

                    Junior Participation:  A subordinated interest in the Mortgage Loans initially retained by the Company pursuant to this Agreement.

                    Junior Participation Holder:  The Company, its successors or permitted assigns who holds the Junior Participation.

                    Junior Participation Principal Amount:  With respect to the Junior Participation, as determined at any time, the then aggregate unpaid principal balances of the Mortgage Loans minus the then Senior Participation Principal Amount .

                    Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure or repossession sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

                    Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

                    Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note.

                    Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit D annexed hereto, as applicable, and any additional documents required to be added to the Mortgage File pursuant to this Agreement including, without limitation, the original Mortgage Note.

                    Mortgage Insurance Policy:  A mortgage blanket hazard insurance policy.

                    Mortgage Interest Rate:  The annual rate of interest borne from time to time on a Mortgage Note as set forth therein (which may increase, in the case of a “step-up rate” Mortgage Note, at the times and in the amount specified in the Mortgage Note and which may increase as a result of a default in regard thereto as specified in the Mortgage Note).

                    Mortgage Loan:  An individual Mortgage Loan, which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                    Mortgage Loans:     All of the Mortgage Loans listed on the Mortgage Loan Schedule and sold pursuant to this Agreement.

                    Mortgage Loan Documents:  The documents listed in Exhibit E hereto.

                    Mortgage Loan Schedule:  The Schedule of Mortgage Loans annexed hereto as Exhibit A (which, with the prior written consent of Company and Purchaser, may be amended from time to time) such Mortgage Loans Schedule setting forth the following information with respect to each Mortgage Loan, as applicable:  (1) the Company’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the effective Mortgage Interest Rate and if the Mortgage Loan is a “step-up” rate loan, the step-up expressed in basis points; (4) the stated maturity date; (5) the due date of the Mortgage Loan; (6) the original principal amount of the Mortgage Loan; and (7) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal actually collected on or before the Cut-off Date.

                    Mortgage Note:  The mortgage note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

                    Mortgaged Property:  With respect to a Mortgage Loan, means the real and personal property securing repayment of the debt evidenced by a Mortgage Note.

                    Mortgagor:  The obligor on a Mortgage Loan.

                    Non-performing Loan:  Any Mortgage Loan for which a scheduled payment is delinquent and remains outstanding for a period in excess of sixty (60) days from when such payment is due for so long as any such scheduled payment remains so delinquent.

                    Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company and/or the Servicer, as applicable, and delivered to the Purchaser as required by this Agreement.

                    Opinion of Counsel:  A written opinion of counsel who (i) is in fact independent of the Company, the Servicer and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Company, the Servicer or an affiliate of either and (iii) is not connected with the Company, the Servicer or an affiliate of either as an officer, employee, director or person performing similar functions.

                    Original Seller:  LTC Properties, Inc. pursuant to the terms and conditions as set forth in the Purchase Agreement between it and the Company.

                    Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

                    Prepayment Premium:  Any premium or charge required to be paid by a Mortgagor with respect to a Principal Prepayment.

                    Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date.

                    Property Protection Amounts:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, fire and hazard insurance premiums, condominium charges, and any other similar charges or other charges that could result in the imposition of a lien senior to that of a Mortgage Loan on any Mortgaged Property.

                    Purchase Agreement:  The Agreement of even date herewith pursuant to which the Company acquired the Mortgage Loans from the Original Seller.

                    Purchase Price:   $30,000,000.00.

                    Purchaser:  Beal Bank, S.S.B., or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

                    Qualified Depository:  A depository the accounts of which are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund, or any successor thereto, or the Savings Association Insurance Fund, or any successor thereto, and the debt obligations of which are rated A or better by Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

                    Qualified Insurer:  An insurance company duly authorized and licensed where required by law to transact insurance business.

                    Remittance Date:  The 15th day (or if such 15th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

                    REO Disposition:  The final sale by the Company or the Servicer of any REO Property.

                    REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.10.

                    REO Property:  A Mortgaged Property acquired by the Company or the Servicer on behalf of the Purchaser through foreclosure or repossession or by deed in lieu of foreclosure or similar document, as described in Section 4.10.

                    Repurchase:  The repurchase of a Mortgage Loan by the Company.

                    Repurchase Price:  With respect to any Repurchased Mortgage Loan, a price equal to the sum of (i) the outstanding principal balance of the Repurchased Mortgage Loan plus (ii) interest on such outstanding principal balance at the Mortgage Interest Rate from the  date on which interest  on such Repurchased Mortgage Loan has last been paid and distributed to Purchaser to the date of  Repurchase plus (iii) reasonable amounts paid to third parties to collect principal, interest and other amounts due under the Repurchased Mortgage Loan(s),  plus (iv) all advances made for Property Protection Amounts in regard to the Repurchased Mortgage Loan from the Closing Date to the date the Repurchased Mortgage Loan is repurchased less (v) amounts received in respect of such Repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase and which will be disbursed pursuant to Section 5.01 hereof.

                    Repurchased Mortgage Loan:   A Mortgage Loan which is repurchased by the Company pursuant to Section 3.04.

                    Scheduled Payments:  The monthly payments of principal, excluding balloon payments, on the Mortgage Loans scheduled to occur during the Due Period immediately preceding a Remittance Date.

                    Senior Participation:  An amortizing interest in the  Mortgage Loans, held by the Purchaser, or any of its successors or assigns, pursuant to  this Agreement.

                    Senior Participation Interest Amount:  With respect to each Remittance Date and the Senior Participation, an amount payable from Available Funds equal to one month’s accrued interest calculated with reference to the Senior Participation Principal Amount on the Determination Date at the Senior Participation Rate.

                    Senior Participation Principal Amount:  With respect to the Senior Participation, as determined at any time, THIRTY MILLION AND NO/100 DOLLARS ($30,000,000) , minus amounts in respect of principal received by the Purchaser pursuant to this Agreement.

                    Senior Participation Rate:  9.25% per annum.  The Senior Participation Rate is net of all Servicing Fees.

                    Servicer:  LTC Properties, Inc., or its successor in interest or permitted assigns, or any successor to the Servicer under this Agreement appointed as herein provided.

                    Servicer Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

                    Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, and, if to be paid with funds other than funds that would otherwise be paid to the Junior Participant pursuant hereto, approved by Purchaser in writing, including, but not limited to, the cost of (a) the preservation, restoration, protection and inspection of the Mortgaged Property or the Mortgage Loans, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section  4.06 ; provided however, that to the extent the Servicer is obligated to make such advances under this subsection (d) the Purchaser’s approval shall not be required.

                    Servicing Fee:  For a period of one full month, one-twelfth of the product of (a) the applicable Servicing Fee Rate and (b) the collective unpaid principal balance of the Mortgage Loans as of the beginning of the related Due Period.  The Servicing Fee in all cases (i) is subordinate and inferior to the Senior Participation and (ii) is to be paid from funds that would otherwise be paid to the Company in regard to the Junior Participation.

                    Servicing Fee Rate: (a) for Non-performing Loans: 2.0% per annum, and (b) for Mortgage Loans which are not Non-performing Loans: .5% per annum.

                    Servicing File:  With respect to each Mortgage Loan, the file retained by the Servicer consisting of copies of all Mortgage Loan Documents and other documents contained in the Mortgage File listed in Exhibit E, the originals of which are delivered to the Purchaser pursuant to Section 2.02.

                    Servicing Officer:  Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Purchaser upon request, as such list may from time to time be amended.

                    Share Percentage:  With respect to the Purchaser, such percentage shall be determined by dividing: (1) the Senior Participation Principal Amount as of the time in question but before application of any prepayment as to which a prepayment premium or fee is being paid; by (2) the aggregate outstanding principal balances of all Mortgage Loans as of the time in question but before application of any prepayment as to which a prepayment premium or fee is being paid (“Purchaser Share Percentage”). With respect to the Company, such percentage shall be determined by deducting: (Y) the Purchaser Share Percentage  from (Z) 100% (“Company Share Percentage”).

                    Subservicer:  Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement meeting the qualifications set forth in Section 4.01.

                    Subservicing Agreement:  An agreement between the Servicer and a Subservicer for the servicing of the Mortgage Loans.

                    UCC:  The Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

ARTICLE II

PURCHASE PRICE; CONVEYANCE OF MORTGAGE LOANS;
POSSESSION OF MORTGAGE FILES; BOOKS AND
RECORDS; CUSTODIAL AGREEMENT;
DELIVERY OF DOCUMENTS

                    Section 2.01   Purchase Price.

                    (a)     As consideration for the acquisition of the Mortgage Loans (other than the Company’s retained Junior Participation), Purchaser shall pay to Company, an amount equal to the Purchase Price.

                    (b)     Subject to the satisfaction, or waiver, of the conditions set forth in Section 3.01 hereof, on the Closing Date, the Purchaser shall remit by wire transfer of immediately available funds to the Company the Purchase Price .

                    (c)     As otherwise provided in this Agreement, the Company is retaining the Junior Participation in the Mortgage Loans.

                    Section 2.02   Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

                    The Company, effective as of the Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, (i) all the right, title and interest of the Company (other than the Junior Participation) in and to the Mortgage Loans as of the Closing Date, and (ii) the Company’s rights under the Purchase Agreement (including, without limitation, the Company’s rights in regard to or as a result of any breach of any representation, warranty or covenant by the Servicer, as the Original Seller).  The Original Seller is joining herein to evidence its consent to the assignment to Purchaser of the Company’s rights under the Purchase Agreement and  its agreement that the Purchaser may enforce such rights.  On the Closing Date, the Company will deliver or cause to be delivered the Mortgage Loan Documents set forth in Exhibit E to the Purchaser and the Purchaser within 15 business days following the Closing Date will certify to the Company the Purchaser’s receipt of all such Mortgage Documents so received by Purchaser by delivering to the Company a written receipt thereof, in a form satisfactory to the Company.

                    The Servicer shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File.  The possession of each Servicing File by the Servicer is for the sole purpose of servicing the related Mortgage Loan.  Upon the Closing the ownership of each Mortgage Note, the related Mortgage, the related Mortgage File and the related Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company or the Servicer, as applicable, shall vest immediately in the Purchaser and shall be retained and maintained by the Company or the Servicer, as applicable, in trust.  Each Servicing File shall be marked appropriately on the Servicer’s servicing system to reflect clearly the sale of the related Mortgage Loan to the Purchaser.  The Servicer shall not release its custody of the contents of any Servicing File unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans or to Purchaser or its designee or assignee under the terms of this Agreement.

                Section 2.03   Books and Records; Transfers of Mortgage Loans.

                    From and after the Closing all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans after the Cut-off Date, shall be received and held by the Servicer in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company, as owner of the Junior Participation and record title of the related Mortgages shall be transferred to Purchaser.

                    The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser.

                    The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection and use by Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan in accordance with applicable laws and regulations.  On or before January 15 of each year during the term hereof and at such other times as Purchaser may request, Servicer will use its best efforts to provide to Purchaser copies of all correspondence issued or received in the preceding year with regards to the Mortgage Loans and which has not previously been delivered to Purchaser.  In addition, at all times during normal business hours upon reasonable notice from Purchaser, Servicer will make available to Purchaser and its agents, accountants, attorneys or other representatives access to all files maintained by Servicer in regard to the Mortgage Loans and Purchaser shall have the right to make copies of any and all such files and the materials therein.

                    Neither party shall divulge or otherwise make available any of the Mortgage Loan Documents or the contents of any Servicing File in contravention of the applicable loan documents or applicable law.

                    Section 2.04   Conditions to Closing.

                    The respective obligations of the Purchaser, the Company and the Servicer under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

                    (a)     The respective obligations of each of the Purchaser, the Company and the Servicer required to be performed by them at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of each of the Purchaser, the Company and the Servicer under this Agreement or incorporated herein by reference shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement.

                    (b)     The Purchaser shall have received, or the Purchaser’s attorney shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and acceptable to the Purchaser:

                    (i)      The Mortgage Loan Schedule;

                    (ii)     The Mortgage Loan Documents (including, without limitation, each original Mortgage Note)as enumerated on  Exhibit E attached hereto, properly endorsed, without recourse, to the Purchaser;

                    (iii)    The Mortgage File for each Mortgage Loan as enumerated on Exhibit E attached hereto

                    (iv)    The Assignment of Mortgage for each Mortgage Loan.  The Servicer shall prepare and record an Assignment of Mortgage with respect to each Mortgage Loan as of the Closing Date in the public recording office for the jurisdiction in which the related Mortgaged Property is located. A copy of each file marked Assignment of Mortgage shall be retained in the appropriate Mortgage File and an original of each such Assignment of Mortgage shall be delivered to the Purchaser. The Servicer shall be obligated for the cost of preparing and recording the initial Assignment of Mortgage with respect to each Mortgage Loan; provided however, at the Purchaser’s option and if so instructed by the Purchaser, the Servicer shall prepare and deliver each original Assignment of Mortgage in recordable form at the Servicer’s expense directly to the Purchaser and Purchaser shall be responsible for recording such Assignment of Mortgage, and for the costs of such recording;

                    (v)     A favorable Opinion of Counsel addressed to the Purchaser, in substantially the form attached hereto as Exhibit O–1, regarding the corporate existence and authority of the Company and the validity and enforceability of this Agreement against the Company;

                    (vi)    A favorable Opinion of Counsel addressed to the Purchaser, in substantially the form attached hereto as Exhibit O–1, regarding the corporate existence and authority of the Servicer and the validity and enforceability of this Agreement against the Servicer;

                    (vii)   A favorable Opinion of Counsel addressed to the Purchaser, in substantially the form attached hereto as Exhibit O–2, regarding the priority and perfection of the Purchaser’s interest in the Mortgage Loans and that the sale of the Mortgage Loans effected pursuant to this Agreement will be honored and treated as a true sale;

                    (viii)  Such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser may reasonably request; and

                    (c)     Purchaser shall have delivered to the Company each of (i) the Purchase Price and (ii) such other documents, certificates and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Company may reasonably request.

                    Section 2.05   No Recourse.

                    The Mortgage Loans are acquired by the Purchaser without recourse to the Company (except as set forth in this Agreement) and for the Purchaser’s own account and risk.

Except as otherwise provided in this Agreement, the Company makes no representation or warranty, express or implied, and assumes no responsibility, with respect to the genuineness, authorization, execution, delivery, validity, legality, value, sufficiency, perfection, priority, enforceability or collectability of any of the Mortgage Loan Documents or the Mortgage Loan File. The Company assumes no responsibility for (i) any representation or warranty made by, or the accuracy, completeness, correctness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided directly or indirectly by, any Mortgagor or any other Person (other than the Servicer, the Company or their respective agents or representatives), (ii) the performance or observance by any Mortgagor or any other Person (other than the Servicer, the Company or their respective agents or representatives) of any of the provisions of the Mortgage Loan Documents (whether on, before or after the Closing Date), (iii) the financial condition of the Mortgagor or any other Person or ( iv) (except as otherwise expressly provided herein) any other matter whatsoever relating to the Mortgagor, any other Person or the Mortgage Loans.

                    Section 2.06   Grant of Security Interest.

                    It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Company to the Purchaser be, and be construed as, a sale of the Mortgage Loans by the Company and not a pledge of the Mortgage Loans by the Company to secure a debt or other obligation of the Company.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are  determined by a court of law to be property of the Company, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Company to the Purchaser to secure a debt or other obligation of the Company and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of Texas; (2) the conveyance provided for in Section 2.02 hereof shall be deemed to be a grant by the Company to the Purchaser of a security interest in all of the Company’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of  the foregoing (including, without limitation, any collateral securing any Mortgage Loan) into cash, instruments, securities or other property, including, without limitation, all Available Funds, Condemnation Proceeds, Liquidation Proceeds and REO Disposition Proceeds, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Company’s and the Servicer’s respective obligations under this Agreement; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Accordingly, the Company hereby grants to the Purchaser a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Purchaser the performance by the Company and the Servicer of the obligations described in clause (3) of the preceding sentence.  Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.02 hereof to be a true, absolute and unconditional sale of the Mortgage Loans by the Company to the Purchaser.   The Company authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the  Mortgage Loans (and  any and all rights and interests relating thereto) without the signature of the Company where permitted by law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;
REMEDIES AND BREACH

                    Section 3.01   Company and/or Servicer Representation and Warranties.

                    The Company and the Servicer, each for itself, represent and warrant to, and covenant with the Purchaser that as of the Closing Date:

                    (a)     (i) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as now conducted; and (ii) the Servicer is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, with all requisite power and authority to carry on its business as now conducted.

                    (b)     (i) The Company and the Servicer have all requisite power and authority to enter into and perform their respective obligations under this Agreement and all other agreements and documents to be executed and delivered by the Company and/or the Servicer in connection with transactions contemplated thereby.  This Agreement and all documents to be executed by the Company and/or Servicer pursuant hereto and thereto are, or when executed, will be, the valid, binding and enforceable agreement of the Company and the Servicer; and (ii) the Company and the Servicer have all requisite power and authority to enter into and perform their respective obligations under this Agreement and all other agreements and documents to be executed and delivered by the Company and/or the Servicer in connection with transactions contemplated hereby.

                    (c)     The execution and delivery of this Agreement and any other agreement or document executed and/or delivered pursuant to this Agreement and each of the Company’s and Servicer’s performance thereunder will not violate or conflict with, or constitute a default or breach (either alone or with the giving of notice and/or the passage of time) under either the Company’s or the Servicer’s organizational documents.

                    (d)     Neither the Company nor the Servicer has (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by it’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of it’s assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of it’s assets, or (v) admitted in writing its inability to pay its debts as they become due.

                    (e)     The Servicer acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services.

                    (f)     The Servicer has the facilities, procedures, and experienced personnel necessary for the servicing of mortgage loans of the same type as the Mortgage Loans.

                    Section 3.02   Representations and Warranties Regarding Individual Mortgage Loans.

                    With respect to each Mortgage Loan, the Company represents and warrants to, and covenants with the Purchaser as follows as of the Closing Date:

                    (a)     The Company is the sole owner of each Mortgage Loan, has good and marketable title thereto, has full right and authority to sell, assign and transfer each Mortgage Loan and is transferring each Mortgage Loan (other than the Junior Participation) free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any Mortgage Loan, and no provision of the Mortgage Note, Mortgage or other Mortgage Loan Document relating to each Mortgage Loan prohibits or restricts Company’s right to assign or transfer such Mortgage Loan pursuant to this Agreement.

                    (b)     Except pursuant to documents (none of which has been entered into within the last two (2) months) which are included in the Mortgage Files previously provided to Purchaser for review, no Mortgage or Mortgage Note has been satisfied, modified (except for the loans to Los Gatos Associates, L.P., Pet-Cal Associates, L.P., Charleston Associates, L.P. and Bartle Ok Associates, L.P., all of which, as reflected on Exhibit “B”, may or may not have been modified solely to have their payment maturities extended such that they become fully-amortizing Mortgage Loans), canceled, rescinded, or amended in whole or in part, and no Mortgaged Property has been released from the lien of the related Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, modification, cancellation, rescission, or amendment.   Neither the Company nor any prior owner or holder of the Mortgage Loan has previously waived any monetary obligation or default of the borrower or any other obligor for all or any part of such Mortgage Loan which relates to any obligation due subsequent to the Closing Date and which is not disclosed by documents previously provided to Purchaser or as described above, or waived in writing any other default or obligation that would materially prejudice the ability of the owner of the Mortgage Loans to pursue any remedy that may be available to it under the Mortgage Loans.

                    (c)     The Mortgage Loans  have been closed and the proceeds of each Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

                    (d)     All of the Mortgage Loans are current with respect to regularly scheduled principal and interest payments and none of the Mortgage Loans is a Non-performing Loan.

                    (e)     With respect to each Mortgage Loan purchased pursuant to this Agreement, the Mortgage File and any other documents required to be delivered under this Agreement shall be delivered to the Purchaser.  The Company or its designee, is in possession of a Mortgage File with respect to the Mortgage Loans purchased pursuant to this Agreement, except for such documents the originals of which have been delivered to the Purchaser;

                    (f)     The Mortgage Loan Schedule is complete and accurate in all material respects.

                    Section 3.03   Purchaser Representations and Warranties.

                    As of the Closing Date, Purchaser represents and warrants to, and covenants with the Company and Servicer as follows:

                    (a)     Purchaser is a savings bank duly organized, validly existing, and in good standing under the laws of the State of Texas with all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

                    (b)     Purchaser has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and all other agreements and instruments to be delivered by Purchaser in connection with the transactions contemplated hereby.  This Agreement has been, and will on the Closing Date be, duly executed and delivered by Purchaser.  This Agreement and all documents to be executed by Purchaser pursuant hereto are, or when executed, will be, the valid, binding and enforceable agreement of Purchaser.

                     (c)    Pursuant to this Agreement Purchaser acknowledges that in connection with its purchase of the Mortgage Loans that it  is to receive at or prior to the Closing Date the Mortgage Files and any other documents required to be delivered under this Agreement.  Purchaser represents and warrants that its retention of such Mortgage Files shall be in accordance with all applicable policies and procedures promulgated by the Federal Deposit Insurance Corporation. Neither Purchaser nor any of its affiliates, assignees, successors or any other related party will in any way attempt to, now or in the future, finance or refinance any of the Mortgage Loans.

                    (e)     The execution and delivery of this Agreement by Purchaser, and the performance by Purchaser of its obligations hereunder, will not violate or conflict with or constitute a default or breach (either alone or with the giving of notice and/or the passage of time) under Purchaser’s organizational documents.

                    (f)     Purchaser has not (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of Purchaser’s assets, or (v) admitted in writing its inability to pay its debts as they become due.

                    (g)     The Purchaser represents to and agrees with the Company that the Purchaser is a sophisticated buyer and has made, independently and without reliance on the Company, its own analysis of the Mortgagors and the Mortgage Loan Documents, and it has received such additional documents and information (including any confidential information) as it has deemed necessary for such purpose, and it shall continue to make its own decisions with respect to the purchase of the Mortgage Loans without such reliance.

                    Section 3.04   Remedies for Breach of Representations and Warranties.

                    It is understood and agreed that the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 shall survive the Closing Date.  Upon discovery by any of the Servicer, the Company or the Purchaser of a breach of any of the foregoing representations and warranties (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the others.

                    Within 60 days of the earlier of either discovery by or notice to the Company of any Breach by the Company, the Company shall use its best efforts promptly to cure such Breach in all material respects to the satisfaction of Purchaser, provided such Breach can be cured within the constraints of the Mortgage Loan Documents, and, if such Breach is not so cured, the Servicer and the Company shall, at the Purchaser’s option, repurchase Mortgage Loan(s) which are the subject of or affected by such Breach (and each such Mortgage Loan will be considered a Repurchased Mortgage Loan) at the Repurchase Price, which will be paid to and retained as the sole property of Purchaser, but not in excess of the Senior Participation Principal Balance plus any accrued and unpaid interest thereon and unreimbursed advances for Property Protection Amounts made by Purchaser. Any Repurchase pursuant to the foregoing provisions of this Section 3.04 shall be accomplished by direct payment from the Servicer and the Company to Purchaser of the Repurchase Price.

                    At the time of any Repurchase, the Purchaser, the Servicer and the Company shall arrange for the reassignment of all of Purchaser’s right, title and interest in and to the Repurchased Mortgage Loan to the Servicer and the Company and the delivery to the Servicer and the Company of any documents held by the Purchaser relating to the Repurchased Mortgage Loan.  In connection with such a Repurchase, Purchaser will represent and warrant to the Servicer and the Company the following in regard to Mortgage Loan in question:  (i) Purchaser has not previously assigned any interest it received in such Mortgage Loan and such interest is not subject to any encumbrance granted by Purchaser and (ii) Purchaser has not taken any action in regard to such Mortgage Loan or  amended or modified such Mortgage Loan unless such action, amendment or modification is in accordance with the terms and provisions of this Agreement or has been effected with the consent of the Company (the foregoing are referred to herein as “Purchaser Repurchase Representations”). In the event of a Repurchase, Purchaser, the Company and the Servicer shall amend the Mortgage Loan Schedule to reflect the withdrawal of the Repurchased Mortgage Loan from this Agreement.  The Repurchase Price shall be applied by Purchaser first to reimburse Purchaser for amounts described in clauses (iii) and (iv) of the definition of Repurchase Price which have been paid by Purchaser and then to the Senior Participation Principal Amount.

                    In addition to the foregoing, if the Breach in question concerns the outstanding principal balances of the Mortgage Loans as of the Cut-Off Date and if the aggregate principal balances of the Mortgage Loans as of the Cut-Off Date is less than $58,174,462.02, upon demand from Purchaser, Servicer and the Company will pay to Purchaser for application to the Senior Participation Principal Amount an amount (not in excess of the Senior Participation Principal Amount plus accrued and unpaid interest thereon and all other sums due to Purchaser hereunder) equal to the  product of (i) a fraction, the numerator of which is the Senior Participation Principal Amount and the denominator of which is the aggregate principal balances of the Mortgage Loans as of the Cut-Off Date times (ii) the difference between (i) the aggregate principal balances of the Mortgage Loans as of the Cut-Off Date as represented herein less (ii) the actual aggregate principal balances of the Mortgage Loans as of the Cut-Off Date.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

                    Section 4.01   Servicer to Act as Servicer.

                    The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from the Closing Date and shall, subject to the limitations below, have the power and authority, acting alone, to take such action as is specified in or permitted by this Section 4.01.

                    Servicer shall, consistent with Accepted Servicing Practices: (i) (x) use good faith, reasonable efforts to collect, and (y) process and account for payments on Mortgage Loans, including past due payments; (ii) avoid the imposition of any lien upon any Mortgaged Property, including making reimbursable Servicing Advances in accordance with Section 4.06 of this Agreement due to the nonpayment by the Mortgagor, to the extent such payment is required under the Mortgage Loan Documents, of any real or personal property tax, or any other assessment or charge that may be required by a municipal agency in which the Mortgaged Property is located; (iii) avoid the lapse of insurance coverage on any Mortgaged Property required under the Mortgage Loan documents including making reimbursable Servicing Advances in accordance with Section 4.06 of this Agreement, provided, however, so long as the Mortgage Loan in question is not a Non-performing Loan, if liability insurance is not commercially available to the Mortgagor of such Mortgage Loan (or its tenant or manager of the Mortgaged Property) at a reasonable price, the Servicer will not be required by the Purchaser to either obtain and pay for (as a Servicing Advance) such liability insurance or declare the Mortgagor of such Mortgage Loan in default for failing to obtain and maintain such liability insurance and commence foreclosure action as a result of such default; (iv) remit all payments on Mortgage Loans actually collected by Servicer to the Custodial  Account as provided in Section 4.04, (v) make on a timely basis all payments due hereunder to Purchaser and the Junior Participation Holder; (vi) cause to be maintained to the extent required under the Mortgage Loan Documents (a) any required flood insurance policy with respect to each Mortgaged Property and (b) a required hazard insurance policy with respect to each Mortgaged Property, in an amount equal to the lesser of (1) outstanding principal balance of the related Mortgage Loan plus accrued but unpaid interest and the Servicer’s estimate of liquidation expenses to be incurred in connection with such property or (2) the maximum insurable value of such Mortgaged Property (unless the Mortgage Documents or applicable law requires a different calculation); (vii) enforce the terms and provisions of each Mortgage Note or Mortgage Loan  except as otherwise provided in this Agreement; (viii) prepare, and, with specific written authorization from Purchaser hereafter granted, use good faith, reasonable efforts to execute and deliver, any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans that are paid in full; (ix) submit claims for insurance benefits payable; (x) make interest rate and payment adjustments in accordance with the terms of the Mortgage Note and Mortgage Loan Documents; and (xi) pay, or cause to be paid, to Mortgagors any interest required to be paid on their escrow accounts.

                    Except as provided below in this paragraph, the Servicer may not, without the prior written consent of Purchaser and the Company, waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or release any collateral for or obligor on any Mortgage Loan.  Without limiting the generality of the foregoing, the Servicer shall not, modify the amortization schedule of any Mortgage Loan or increase the interest rate applicable to any Mortgage Loan without the prior written consent of

the Purchaser and the Company, which consents may be granted or withheld in the sole discretion of Purchaser and the Company.   Provided (a) the Servicer gives to the Purchaser and the Company written notice of the following as to any Mortgage Loan prior to the date any of the following transactions is effected, (b) neither Servicer nor the Company is affiliated in any way with any obligor for the Mortgage Loan in question, and (c) the modification in question is effected in accordance with Accepted Servicer Practices, the Servicer may, without the prior written consent of the Purchaser and the Company, (i) extend the term of  any Mortgage Loan for a cumulative total of no more than five (5) years, (ii) reduce the interest rate applicable to any Mortgage Loan to a rate not less than the sum of the Senior Participation Rate plus the Servicing Fee Rate, (iii) grant a payment moratorium (but not forgiveness) of  not more than a cumulative total of six (6) months for any Mortgage Loan (however, each Mortgage Loan subject to any such moratorium will be considered a Non-performing Loan for so long as such moratorium is in effect unless during the term of such moratorium Available Interest is sufficient to pay (and there is paid to Purchaser pursuant to this Agreement) interest on the Senior Participation Principal Amount at the Senior Participation Rate, plus the Servicing Fee) and (iv) change the date on which the regular monthly payment is due on a Mortgage Loan one (1) time.

                    In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Servicer.

                    The Mortgage Loans may be subserviced by a Subservicer on behalf of the Servicer approved in writing by the Purchaser.  The Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of the Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Servicer.  The Servicer shall pay all fees and expenses of any Subservicer from its own funds.

                    Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Servicer alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses.

                    Section 4.02   Liquidation of Mortgage Loans.

                    In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall promptly notify Purchaser and the Company in writing of such default or failure to perform and, subject to the limitations set forth in this Agreement, and (subject to the rights of Servicer under Section 4.01 above)  take such action as (1) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment and (2) shall be consistent with Accepted Servicing Practices. The Servicer shall not, without the prior written consent of Purchaser, which consent will not be unreasonably withheld, commence litigation or foreclosure proceedings in regard to any Mortgage Loan.  The Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure of any Mortgaged Property, unless in its good faith business judgment, the Servicer reasonably believes (a) that such foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds related to such Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance or Condemnation Proceeds related thereto (respecting which it shall have similar priority).

                    Section 4.03   Collection of Mortgage Loan Payments.

                    During the term of this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable.

                    Section 4.04   Establishment of and Deposits to Custodial Accounts.

                    (a) The Servicer shall segregate and hold all funds collected and received on or in the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “LTC Properties, Inc. in trust for Beal Bank, S.S.B. ”. Each Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser.  Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 4.05.

                    Within five Business Days of the Closing Date, the Servicer shall cause to be delivered to each Mortgagor (i) a letter, substantially in the form of Exhibit G attached hereto, informing the Mortgagor of the sale of the Mortgage to Purchaser and instructing the Mortgagor to deliver all future payments under the Mortgage Loan to the Custodial Account, and (ii) an Estoppel Certificate, substantially in the form of Exhibit F attached hereto, with a request that the Mortgagor sign and return it.

                    In the event that, notwithstanding such instructions, the Servicer shall receive any of the following collections, it shall deposit the same in the Custodial Account not later than 5 Business Days following receipt thereof:

                    (i)         all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

                    (ii)       any Prepayment Premiums received in connection with the Mortgage Loans;

                    (iii)      all payments on account of interest on the Mortgage Loans;

                    (iv)      all Liquidation Proceeds;

                    (v)       all Insurance Proceeds (other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.09);

                    (vi)      all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.09;

                    (vii)    any amount required to be deposited in the Custodial Account pursuant to Sections 6.01 or 6.02;

                    (viii)   Any and all other payments and amounts received by Servicer in connection with the Mortgage Loans, including, without limitation, escrow payments,  late payment charges, insufficient funds charges and other similar charges; and

                    (ix)      any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.10.

          (b)     The foregoing payments and amounts described in subsections (i) through (ix) constitute all payments and amounts that Servicer must deposit into the Custodial Account upon its receipt of same. To the extent not prohibited by the Mortgage Loan Documents, Servicer may retain the interest on the Custodial Account. In addition, so long as all payments due to Purchaser pursuant to this Agreement are fully and timely paid to and received by Purchaser, Servicer may retain all late payment fees it receives on the Mortgage Loans.  If any such payments due to Purchaser have not been so fully and timely paid, such late payment fees will be paid to Purchaser and the Company in the Purchaser Share Percentage and the Company Share Percentage, respectively.

                    Section 4.05     Permitted Withdrawals From Custodial Account.

                    The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes and in the following priority:

                    (i)     to reimburse itself for unreimbursed Servicing Advances, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of Purchaser except (i) if any payment due hereunder to Purchaser has not been fully and timely received by Purchaser and (ii) where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.04 or 6.02, and in  either such case the Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of all amounts then due to the Purchaser pursuant hereto and the Repurchase Price pursuant to such Sections and all other amounts required to be paid to the Purchaser;

                    (ii)     to pay itself the interest earned on the funds deposited in the Custodial Account, if permitted as provided in Section 4.04 (b) above;

                    (iii)    to pay any amount required to be paid pursuant to Section 4.10 related to any REO Property;

                    (iv)    to make payments in the amounts and in the manner provided for in Section 5.01;

                    (v)     to clear and terminate the Custodial Account upon the termination of this Agreement; and

                    (vi)    to withdraw funds deposited in error.

The Servicer may use such withdrawn funds only for the purposes described in this Section 4.05. except for funds received in (vi) above.

                    Section 4.06     Payment of Taxes, Insurance and Other Charges.

                    With respect to each Mortgage Loan, the Servicer shall monitor the status of taxes and other impositions, nonpayment of which may result in a lien upon any of the Mortgaged Property. The Servicer shall obtain evidence that fire and hazard insurance coverage is in place on each Mortgaged Property and shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine that any such insurance policies are renewed timely by the Mortgagor.  The Servicer shall make Servicing Advances from its own funds to effect payments for taxes and insurance (subject to Servicer’s rights under Section 4.01 above), provided however, that nothing in this Agreement shall be deemed to require the Servicer to perform or cause the performance of any act or the delivery of any item that is not required to be performed or delivered by the Mortgagor pursuant to the related Mortgage Loan Documents;  provided, however, that  the Servicer shall: (i)  “force place”  fire and hazard insurance for each Mortgaged Property if the Servicer cannot confirm the continuation of such insurance policies for the benefit of Purchaser in accordance with the provisions of the applicable Mortgage Loan Documents and (ii) pay taxes to the extent required to avoid a foreclosure sale by the taxing authorities of any of the Mortgaged Property.

                    Section 4.07     Protection of Accounts.

                    The Servicer may transfer the Custodial Account to a different Qualified Depository from time to time.  Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

                    The Servicer shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account are not demand deposit accounts.

                    Amounts on deposit in the Custodial Account may at the option of the Servicer be invested pursuant to an overnight sweep or similar arrangement in bank money market funds or similar investments.  All income on or gain realized from any such investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer.  Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer out of its own funds immediately as realized.

                    Section 4.08     Administration of Non-performing Loans.

                    In the event that any Mortgage Loan becomes a Non-performing Loan, the Servicer shall administer and manage each Non-performing Loan for the Purchaser and the Company solely for the purpose of its prompt resumption of payment of principal, interest and any fees attendant to its non-performing status.  The Servicer, either itself or through an agent selected by the Servicer, shall administer and manage the Non-performing Loan in the manner directed in this Agreement or by Purchaser, and in the event no such direction is provided by Purchaser, then in accordance with Accepted Servicing Practices in the same manner that  Servicer administers and manages other similar non-performing loans for its own account, and in the same manner that similar non-performing loans are administered and managed.  Purchaser will use reasonable business efforts to respond to requests for direction from Servicer within ten (10) days following Purchaser’s receipt of written request from Servicer for direction concerning how to proceed in regard to a Non-performing Loan.

                    To the extent that a Mortgagor pays fees in consideration of modification of the terms of a  Mortgage Loan, which has been approved by the Purchaser and the Company, or other work-out related fees in connection with the administration of the Mortgage Loan, such fees (other than reimbursements from such fees of reasonable internal and external expenses incurred in regard to the transaction in question due the Servicer) shall be  paid to the Purchaser and the Company,  with the Purchaser obtaining the Purchaser Share Percentage and the  Company obtaining the Company Share Percentage of such fees.

                    In the event that (a) any Non-performing Loan is delinquent in payments of principal and interest thereon for any  ten-month period and (b) the aggregate outstanding principal balances of Mortgage Loans (other than Non-performing Loans) is less than 194% of the Senior Participation Principal Amount, the Purchaser, in its sole discretion, shall have the right, so long as such Non-performing Loan remains delinquent, to: (i) assume the servicing of the Non-performing Loan, and be entitled to the Servicing Fee related to that Non-performing Loan; provided however, that failure to collect such principal and interest and such assumption of the servicing rights with respect to such Non-performing Loan by the Purchaser shall not be a Servicer Event of Default, and/or (ii) require that the Purchaser and the Company (or the Servicer) each provide, simultaneously to the other, a Non-performing Loan purchase price which shall be any cash amount up to, but not in excess of, the then outstanding principal balance of and accrued but unpaid interest on the Non-performing Loan in question (“Call Price”). The Call Price is to be provided by each party to the other party on or before the first Business Day 30 days after the notice of such election by Purchaser. The Party offering the highest Call Price shall purchase the Non-performing Loan from the Purchaser free and clear of this Agreement and all liens, claims, and encumbrances of Purchaser, Servicer or Company. In the event that the Call Price provided by Purchaser and the Company (or the Servicer) is equal, the Company (or the Servicer) shall have the right to purchase the Non-performing Loan in question. The amount of the Call Price received shall be applied first to the accrued but unpaid interest owed to Purchaser in regard to the Senior Participation Principal Amount, then to the Senior Participation Principal Amount and then disbursed in accordance with Section 5.01.

                    In addition, provided the Company and/or Servicer provide to Purchaser written notice of the following election prior to the date Purchaser notifies the Company of Purchaser’s election under clause (ii) of the preceding paragraph, the Company and/or the Servicer may purchase any Non-performing Loan  for an amount (“Par”) equal to the principal balance thereof, all accrued and unpaid interest thereon and all other amounts due in regard to such Non-performing Loan.  Such purchase must be completed within thirty (30) days following the date Purchaser receives notice of such election by the Company and/or the Servicer.

                    In the event that the aggregate unpaid principal balances of the Mortgage Loans (not including Non-performing Loans) is less than one hundred thirty five percent (135%) of the Senior Participation Principal Amount, the Purchaser shall have the right, in its sole discretion, to assume the servicing of the Mortgage Loans and be paid the Servicing Fee.  For so long as the Purchaser has not relinquished the servicing rights, the Servicer shall not be liable for the discharge of its duties or fulfillment of its obligations as Servicer. For so long as the Purchaser is servicing the Mortgage Loans and REO Property, the Purchaser shall not be liable to Servicer or Company for the discharge of its duties or fulfillment of its obligations as servicer of the Mortgage Loans or the REO Property in accordance with Accepted Servicing Practices and the Purchaser shall proceed to collect or otherwise realize upon the Mortgage Loans and REO Property in its sole discretion; provided however, that the Purchaser, in its capacity as Servicer shall be required to make Remittances in accordance with Section 5.01 of this Agreement. Notwithstanding the foregoing, the Purchaser shall relinquish all servicing to Servicer (and Servicer will assume all such obligations) when the unpaid principal balances of the Senior Participation Principal Amount together with all other amounts owed to Purchaser under this Agreement becomes zero. In the event that the aggregate unpaid principal balances of the Mortgage Loans (not including Non-performing Loans) is less than one hundred percent (100%) of the Senior Participation Principal Amount, the Purchaser may notify the Company and the Servicer in writing of such fact and the Company or the Servicer shall have thirty (30) days following their receipt of such notice to notify the Purchaser that the Company or the Servicer is electing to purchase a sufficient number of the Non-performing Loans to reduce the Senior Participation Principal Amount to an amount less than 100% of the unpaid principal balance of all Mortgage Loans (not including Non-performing Loans). The purchase price for such Non-performing Loans will be Par for all such Non-performing Loans so purchased.  If the Company or the Servicer elects to so purchase all such Non-performing Loans for Par, at the time the Company or the Servicer gives such notice to Purchaser, the  Purchaser must also be paid a non-refundable earnest money deposit equal to twenty percent (20%) of the total Par purchase price for all such Non-performing Loans, which deposit will be applicable to the purchase price for such Non-performing Loans.  The closing of the sale of such Non-performing Loans to the Company or Servicer will take place on the date designated by the Company or the Servicer in its notice of its election to so purchase such Non-performing Loans, which date will be not less than ten (10) days, and not more than sixty (60) days, following the date of such notice.  If the Company or the Servicer fails to so complete the purchase of such Non-performing Loans, the Purchaser shall have available all remedies at law or in equity (including, without limitation, enforcing specific performance of the Company’s or the Servicer’s obligation to so purchase such Non-performing Loans and/or retaining the earnest money deposit).  If (i) the Company fails to timely elect to so purchase such Non-performing Loans or (ii) at the option of Purchaser, the Company so elects to purchase such Non-performing Loans but thereafter fails to timely close such purchase,   the Purchaser, the Company and the Servicer agree that as liquidated damages for the failure to purchase such Non-performing Loans as described in this paragraph, the rights of the Junior Participation shall inure to the Senior Participation and the Company shall have no right, title or interest in the Junior Participation or to the Mortgage Loans or any part thereof, and the Servicer will have no further right to service any Mortgage Loans until the Senior

Participation Principal Balance has been repaid in full. In such case, the Purchaser may deal with the Mortgage Loans as it sees fit, so long as the Purchaser does not sell or transfer any Mortgage Loan to itself or any person or entity which either has an ownership interest in Purchaser or in which Purchaser has an ownership interest, and except for willful misconduct or gross negligence, Purchaser shall have no liability or obligation to the Company, the Servicer or the Junion Participation Holder hereunder or otherwise in regard to the servicing and handling of the Mortgage Loans.

                    Section 4.09     Restoration of Mortgaged Property.

                    Unless required by the applicable Mortgage Loan Documents to do so, the Servicer must obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property whether or not such release is in accordance with Accepted Servicing Practices.

                    Section 4.10     Title, Management and Disposition of REO Property.

                    In the event that title to any Mortgaged Property is acquired in foreclosure or repossession, or by deed in lieu of foreclosure or similar document, the deed, title, certificate of sale or similar document shall be taken in the name of the Purchaser or its designee.  Each REO Property shall be treated as a Non-performing Loan for the purposes of this Agreement.

                    The Servicer shall use its best efforts to arrange for the conservation and protection of each REO Property for the Purchaser and the Company solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall conserve and protect the REO Property in the same manner that it conserves and protects other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is conserved and protected.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be the best available commercial terms.

                    The disposition of REO Property shall: (i) not be made by Servicer to any related or affiliated party; and (ii) be subject to Purchaser’s written consent, as to all terms thereof,  which consent may be granted or withheld at the sole discretion of Purchaser; and (iii) otherwise carried out by the Servicer at such price, and upon such terms and conditions, as the Purchaser may approve. The Purchaser shall be provided with 15 days written notice of any proposed REO Property sale and opportunity to purchase the REO Property on substantially the same terms as the proposed sale. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account.  As soon as practical thereafter the expenses of such sale shall be paid, and on the Remittance Date immediately following the date on which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

                    If the Purchaser does not consent to a sale of any REO Property proposed by the Servicer in good faith to a person or entity not affiliated with or related to the Servicer, within ten (10) days following the date Purchaser notifies the Servicer that Purchaser is not consenting to such proposed sale, the Servicer may notify Purchaser in writing that Servicer is electing to have the REO Property in question appraised by a disinterested, qualified appraiser reasonably acceptable to both Purchaser and Servicer.  In such case, Purchaser may also have the REO Property in question appraised by such an appraiser.  Such appraisals must be received within 45 days (or as soon thereafter as practicable) after the date Servicer so notifies Purchaser that Servicer is having the REO Property in question so appraised.  The appraised values of the REO Property in question determined by such two appraisals received shall be averaged.  Thereafter, for a period of 180 days following the end of such 45 day period or the date such two appraisals are so averaged, whichever first occurs, Servicer may seek to sell the REO Property in question to a person or entity not affiliated with or related to Servicer and if the purchase price therefor is not less than 80% of the average of the appraisal values established by such appraisals of the REO Property in question and the price is to be paid all in cash, Servicer may effect such sale pursuant to an agreement of sale acceptable to Purchaser in the exercise of its reasonable business judgment, subject to Purchaser’s prior right to elect to purchase such REO Property on the terms so offered to the third party.

                    The management fee, if any, payable to the Servicer or a third party manager for managing REO Property shall be an amount that is (i) a market rate if such management fee is to be paid to a person or entity unaffiliated in any way with the Servicer or the Company and (ii) in all other cases approved by Purchaser in writing and is reasonable and customary in the area where the Mortgaged Property is located.  In no event will any such management fee exceed seven percent (7%) of the monthly revenue generated by the REO Property in question.  The Servicer shall make monthly distributions on each Remittance Date to the Purchaser of the collected net cash flow from the REO Property (which shall equal the revenues from such REO Property net of expenses and of any reserves reasonably acceptable to Purchaser from time to time to be maintained to satisfy anticipated liabilities for such expenses).

                    Section 4.11     Liquidation Reports.

                    Upon the foreclosure or other sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure or similar document, the Servicer shall submit to the Purchaser upon request a liquidation report with respect to such Mortgaged Property.

                    Section 4.12     Advances by Servicer.

                    Except as expressly provided in this Agreement, the Servicer shall have no obligation to make any Servicing Advances or to advance any amounts constituting delinquent principal and interest payments with respect to the Mortgage Loans, but may at its option make such advances.

ARTICLE V

PAYMENTS

                    Section 5.01     Remittances.

          On each Remittance Date, and except as otherwise specifically provided elsewhere in this Agreement,the Servicer shall remit by wire transfer the Available Funds in the Custodial Account in the following order of priority:

          (a)     first, from Available Interest, to the Purchaser in or towards satisfaction, of the Senior Participation Interest Amount (including, without limitation, any due, but unpaid from prior Due Periods);

          (b)     second, from Available Principal, to the Purchaser in or towards satisfaction of the Senior Participation Principal Amount until the same is reduced to $0;

          (c)     third, Principal Prepayments and REO Disposition Proceeds, net of any unreimbursed Servicing Advances as permitted under Section 4.05(i) of this Agreement, to the extent not previously remitted to the Purchaser in or towards satisfaction of the Senior Participation Principal Amount until the same is reduced to $0;

          (d)     fourth, from Available Interest, to the Servicer, in respect of the Servicer Fee and any other expenses reimbursable pursuant to Section 4.05 (including any amounts remaining unpaid from any prior Remittance Date, and any interest required to be paid thereon);

          (e)     fifth, any and all remaining Available Interest to the holder of the Junior Participation;

          (f)     sixth, from Available Principal, to the holder of the Junior Participation in or towards satisfaction of the Junior Participation Principal Amount.

                    Section 5.02     Prepayments.

                    Distributions of prepaid principal shall first be paid to the Purchaser to the extent that the Senior Participation Principal Amount is greater than zero. Such distributions applied to the Senior Participation Principal Amount shall be accompanied by interest thereon calculated at the Senior Participation Rate for the number of days from the most recent Determination Date up to the date of such prepayment  Any interest (subject to the provisions of Section 5.01 (a) above) or principal in excess of amounts so distributed to the Purchaser shall be distributed to the Junior Participation.

Section 5.03     Statements to Purchaser.

                    On or prior to each Remittance Date, the Servicer shall furnish to the Purchaser and the Company a monthly statement, with a trial balance report attached thereto, in the form of Exhibit H annexed hereto in electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Determination Date.  A hard copy of the latest Monthly Remittance shall be delivered to the Purchaser and the Company upon the  written request of either.  In addition, not more than 95 days after the end of each calendar year, the Servicer shall furnish to the Purchaser and the Company an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.  Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

                    In addition, the Servicer shall provide the Purchaser and the Company with such information concerning the Mortgage Loans as is necessary for the Purchaser and the Company to prepare their federal income tax returns as the Purchaser and the Company may reasonably request from time to time.

                    Servicer shall also provide to Purchaser, as soon as practicable following its creation, those standard reports (in the form attached as Exhibit I annexed hereto) as are typically created by Servicer related to the Mortgage Property and its performance and operation including, without limitation, the financial statement analysis of each Mortgagor and each Mortgage Loan and any appraisal or valuation of any Mortgage Property.

ARTICLE VI

GENERAL SERVICING PROCEDURES

                    Section 6.01     Transfers of Mortgaged Property.

                    Unless otherwise directed by Purchaser in writing or unless otherwise permitted by this Agreement or otherwise required by applicable law, the Servicer shall enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note, and deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if the Purchaser approves such assumption, the Servicer on behalf of the Purchaser and the Company shall enter into an assumption and modification agreement (in form approved by Purchaser) with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note.  If an assumption fee is collected by the Servicer for entering into an assumption agreement, the Purchaser shall be provided the Purchaser Share Percentage of such fee and the Company shall be provided the Company Share Percentage of such fee.  In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the amortization schedule of the Mortgage Loan,  the outstanding principal amount of the Mortgage Loan nor any other term of the Mortgage Loan shall be changed, unless such change is  permitted pursuant to Section 4.01 above or is consented to by Purchaser and the Company in writing, which consent may be granted or withheld at the sole discretion of the Purchaser and the Company. Notwithstanding the foregoing, no Mortgage Loan shall be assumed by the Servicer or any affiliate thereof  without the Purchaser’s prior written consent.

                    Section 6.02     Satisfaction of Mortgages and Release of Mortgage Files.

                    Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall timely notify the Purchaser by a certification of a Servicing Officer which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been or will be so deposited prior to the delivery of the release of such Mortgage Loan, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of any portion of the Mortgage Loan held by the Purchaser or the Purchaser’s designee.  Upon receipt of such certification and request, the Purchaser shall, within five (5) Business Days, release and send by overnight mail the related Mortgage documents to the Servicer and the Servicer shall prepare and  provide to Purchaser for execution any satisfaction or release.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.  Servicer has no authority to grant or execute any documents of satisfaction or release relating to any Mortgage Loan.

                    If the Servicer releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage, or in the case of a Non-performing Loan an amount agreed to by the Purchaser, upon written demand of the Purchaser, without limitation of other rights and remedies available to Purchaser and without limitation of Servicer’s liability up to the amount of indebtedness under the released Mortgage, the Servicer shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within five (5) Business Days of receipt of such demand by the Purchaser.

                    Section 6.03     Servicing Compensation.

                    As compensation for its services hereunder, payable to Servicer from the Junior Participation Interest in the Mortgage Loans held by the Company only and only after all amounts required to be paid to Purchaser under Section 5.01 have been paid as of the date such Servicing Fee is to be paid, the Servicer shall be entitled to withdraw from the Custodial Account the amount of its Servicing Fee.  The Servicing Fee shall be payable monthly in arrears and shall be computed on the first day of the month on the basis of the aggregate unpaid principal balance of the Mortgage Loans as of the first day of the related Due Period and shall be paid on the day following the Remittance Date in such month.

                    The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

                    Section 6.04     Right to Examine Servicer Records.

                    The Purchaser shall have the right to examine any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. Upon request by Purchaser in connection with any proposed sale of a Mortgage Loan or REO Property, Servicer will promptly provide to Purchaser a complete copy of the  Servicing File related to the Mortgage Loan or REO Property in question, including, without limitation, all correspondence in Servicer’s possession or control.

                    Section 6.05     Prepayment Premiums.

                    Prepayment Premiums, to the extent received, shall be allocated with the Purchaser receiving the Purchaser Share Percentage and the Company receiving the Company Share Percentage of such Prepayment Premiums within five (5) Business Days of receipt thereof by Servicer; provided, however, if a  prepayment of a Mortgage Loan results in the payment to Purchaser of the entire Senior Participation Principal Amount and all other amounts to which Purchaser is entitled to be paid pursuant to this Agreement, the Prepayment Premium received in regard to such prepayment will be retained by the Company.

ARTICLE VII

COMPANY AND SELLER TO COOPERATE

                    Section 7.01     Provision of Information.

                    During the term of this Agreement, the Servicer shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be reasonably requested by Purchaser.  All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

                    The Servicer and the Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

ARTICLE VIII

THE COMPANY AND THE SERVICER

                    Section 8.01     Indemnification.

                    (a)     Company and the Servicer shall jointly and severally defend, indemnify and hold Purchaser and each of its members, shareholders, partners, managers, officers, employees, directors, agents and representatives, as applicable (the “Purchaser Indemnitees”) harmless from and against any and all demands, claims, actions, suits, fines,  forfeitures, lawsuits, court costs, proceedings, penalties, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses asserted against, imposed upon, or incurred by any Purchaser Indemnitee, directly or indirectly, arising out of or resulting from:

(i)	any inaccuracy in or breach of any of the representations or warranties of the Company or the Servicer contained in this Agreement; or

(ii)	any breach of any of the covenants or other agreements of the Company or the Servicer set forth in this Agreement.

                    (b)     Purchaser shall defend, indemnify and hold the Company, the Servicer, and each of their officers, employees, directors, shareholders, partners, agents and representatives, as applicable  (the “Company and/or Servicer Indemnitees”) harmless from and against any and all demands,  claims, actions, suits, fines, forfeitures, lawsuits, court costs, proceedings, penalties, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys fees and expenses asserted against, imposed upon, or incurred by any Company and/or Servicer Indemnitee, directly or indirectly, arising out of or resulting from:

                    (i)      any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement; and

                    (ii)     any breach of any of the covenants or other agreements of Purchaser set forth in this Agreement.

                    Section 8.02     Merger or Consolidation of the Company and Servicer.

                    Each of the Company and the Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

                    Any person into which each of the Company or the Servicer, as the case may be, may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company or the Servicer, as the case may be, shall be a party, or any Person succeeding to the business of the Company or the Servicer, as the case may be, shall be the successor of the Company or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                    Section 8.03     Limitation on Liability of Purchaser, Company, Servicer and Others.

                    In no event will any party hereto be liable hereunder for a breach of any representation, warranty or covenant of such party for any punitive, special or consequential damages or for any other damagers other than actual damages suffered or incurred as a result of such breach.   No Servicing Officer shall be personally liable to the Purchaser for any action taken or for refraining from taking any action in good faith pursuant to this Agreement.

                    Section 8.04     Limitation on Resignation and Assignment by Servicer.

                    The Servicer shall neither assign this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion hereof  (to other  than a Subservicer or to a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself)  without the prior written consent of the Purchaser, which consent shall be granted or withheld in the reasonable discretion of the Purchaser.

ARTICLE IX

TERM OF AGREEMENT

                    Section 9.01     Term of Agreement.

                    This Agreement shall terminate on the date the Senior Participation Principal Amount is reduced to zero and all amounts due under this Agreement to the Purchaser are fully, finally and unconditionally paid to and received by Purchaser.  If this Agreement is terminated  as provided above, and if as of the date of such termination any Mortgage Loan or REO Property remains owned by Purchaser subject to the terms of this Agreement, Purchaser shall transfer, assign, set-over and convey to Company or its designee all of Purchaser’s then right, title and interest in and to such Mortgage Loan(s) and/or REO Property, and the Purchaser shall promptly deliver the Mortgage Files to the Company or its designee together with such endorsements and assignments (in form acceptable to Purchaser) as shall reasonably be requested by the Company or its designee. In connection therewith, Purchaser will make the Purchaser’s Repurchase Representations in regard to such Mortgage Loans and/or REO Property. No such termination shall affect any duties, obligations, rights or remedies which have accrued or arisen prior to such termination but which have not been fully performed as of the date of termination.

ARTICLE X

SERVICER EVENTS OF DEFAULT

                    Section 10.01     Servicer Events of Default.

                    Each of the following shall constitute a “Servicer Event of Default” on the part of the Servicer:

                    (a)     any failure by the Servicer to remit to the Purchaser or the Junior Participation Holder any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser and/or the Junior Participation Holder; or

                    (b)     any failure to materially perform any of its other duties under this Agreement for a period in excess of thirty (30) days following the date of Servicer’s receipt of written notice from Purchaser or the Junior Participation Holder, notifying Servicer of the existence of and specifying in reasonable detail the nature of the default; provided however, if the default is of a nature that cannot reasonably be cured within thirty (30) days, Servicer shall have such additional time as may be reasonable and necessary within which to cure such default (provided however, such additional time shall in no event extend beyond thirty (60) days); or

                    (c)     the second occurrence, during any twelve (12) month period, of Servicer’s failure to (1) remit any payment required under Section 10.01(a) or (2) materially perform any of its duties under this Agreement as to which notice has previously during such twelve (12) month period been given to Servicer under Section 10.01 (b); or

                    (d)     a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                    (e)     the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the  property of the Servicer; or

                    (f)     the Servicer shall fail to pay, or shall admit in writing its inability to pay, its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute or make an assignment for the benefit of its creditors.

                    In each and every such case, so long as a Servicer Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser or the Junior Participation Holder may have at law or equity, including, without limitation, seeking damages, including injunctive relief and specific performance, the Purchaser (or the Junior Participation Holder only in the event that the Senior Participation Principal Balance has been reduced to zero), by five (5) Business Days’ prior notice in writing to the Servicer and without the payment of any termination fee, may assume the servicing of the Mortgage Loans pursuant to this Agreement.

                    Upon receipt by the Servicer of such written notice that Purchaser or the Junior Participation Holder is assuming the servicing of the Mortgage Loans pursuant to this Agreement, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Purchaser or the Junior Participation Holder, as the case may be, thereafter. In such case, upon written request from the Purchaser or the Junior Participation Holder, the Servicer shall prepare, execute and deliver to the new servicer any and all documents and other instruments, place in such new servicer’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer’s sole expense to the Purchaser or Junior Participation Holder, as the case may be.  The Servicer shall cooperate with the Purchaser or the Junior Participation Holder, as the case may be, in effecting the termination of the Servicer’s rights hereunder, including without limitation, the immediate transfer for administration of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account thereafter received with respect to the Mortgage Loans.

                    Notwithstanding the foregoing, if the Purchaser, its Affiliate or assign becomes the Servicer through an occurrence described in Section 4.08, so long as any thereof remain the Servicer, Sections 10.01(b),(c),(d),(e) and (f) shall no longer constitute a Servicer Event of Default. If Purchaser, its Affiliate or assignee takes over the servicing of the Mortgage Loans and while any thereof continues to service the Mortgage Loans pursuant hereto, if a Servicer Event of Default shall occur as to Purchaser, its Affiliate or assignee, the Junior Participation Holder may designate a reputable institutional loan servicer to act as Servicer thereafter.

                    Section 10.02     Waiver of Defaults.

                    By a written notice, the Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

PARTICIPATION

                    Section 11.01     The Participation.     Subject to the terms and conditions set forth in this Agreement, the Company hereby retains a subordinated Junior Participation in the Mortgage Loans.  Such Junior Participation is and in all cases shall be subordinate to the rights of the Purchaser in the Mortgage Loans to the extent provided in this Agreement.

                    Section 11.02     Non-Recourse; No Liability:

                    (a)     The Junior Participation is retained by the Company without recourse to the Purchaser and for the Company’s own account and risk.  The Purchaser makes no representation or warranty, express or implied, and assumes no responsibility, with respect to the genuiness, authorization, execution, delivery, validity, legality, value, sufficiency, perfection, priority, enforceability or collectability of any of the Mortgage Loan Documents.  The Purchaser assumes no responsibility for (i) any representation or warranty made by, or the accuracy, completeness, correctness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided directly or indirectly by, the Mortgagor or any other Person, (ii) the performance or observance by the Mortgagor or any other Person of any of the provisions of the Mortgage Loan Documents (whether on, before or after the date of this Agreement), (iii) the filing, recording, or taking of the Mortgagor or any other Person or (v) any other matter whatsoever relating to the Mortgagors, any other Person, the Mortgage Loans or the Junior Participation.

                    (b)     The Company represents to and agrees with the Purchaser that the Company is a sophisticated entity and has made, independently and without reliance on the Purchaser, its own analysis of the Mortgagors and the Mortgage Loan Documents for the purpose of retaining the Junior Participation, and it has received such additional documents and information as it has deemed necessary for such purpose, and it shall continue to make its own decisions with respect to the Junior Participation without such reliance.

                    Section 11.03     Nature of Interest.     The Company shall not, by reason of this Agreement and the transactions contemplated hereby, be deemed to have an interest in any other extension of credit by the Purchaser, or in any property now or hereafter in the Purchaser’s possession or control (other than an undivided junior participation interest hereunder in the Mortgage Loans).

                    Section 11.04     No Fiduciary Duty.     In no event will the Purchaser be deemed to be a fiduciary of, or have any fiduciary duty to, the Company in regard to the Mortgage Loans or any REO Property.

ARTICLE XII

MISCELLANEOUS PROVISIONS

                    Section 12.01     Successor to Servicer.

                    Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 8.04 and 10.01 the Purchaser shall (i) succeed to Servicer’s rights, and duties under this Agreement, or (ii) appoint a successor which shall succeed to all rights and duties of the Servicer under this Agreement.  Servicer shall take no action whatsoever that might impair or prejudice the rights of its successor with respect to its assumption of the same.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01.

                    Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 8.04, 9.01 or 10.01 shall not affect claims that  Purchaser may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

                    The Servicer shall deliver promptly to the successor servicer control over the Custodial Account and all Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                    Section 12.02     Amendment.

                    This Agreement may only be amended from time to time by the Company, the Servicer and the Purchaser by written agreement signed by the Company, the Servicer and the Purchaser.

                    Section 12.03     Governing Law.

                    This Agreement shall be construed in accordance with the laws of the State of Texas and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                    Section 12.04     Jurisdiction.

                    Each of the parties hereto irrevocably and unconditionally submits to and accepts the nonexclusive jurisdiction of any Texas State or United States Federal court of the Northern  District of Texas for any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to it, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it.  The parties irrevocably agree that, should any party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

                    Section 12.05     Notices.

                    All communications between the parties or notices or other information sent under this Agreement shall be in writing, hand delivered or sent by overnight courier or telecopier, addressed to the relevant party at its address or facsimile number specified in Exhibit  J or at such other address or facsimile number as such Party may request in writing.  All such communications and notices shall be effective upon proof of receipt or refusal of the addressee to accept such delivery.

                    Section 12.06     Severability of Provisions.

                    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                    Section 12.07     Relationship of Parties.

                    Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Purchaser.

                    Section 12.08     Execution; Successors and Assigns.

                    This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  This Agreement shall inure to the benefit of and be binding upon the Company, the Servicer and the Purchaser and their respective successors and assigns. No  assignment or transfer of any rights or obligations of a party hereunder will act to relieve or release such party from any liabilities or obligations hereunder, no matter when accruing or arising.  In addition, and notwithstanding the foregoing, Servicer may not assign or transfer any rights or interests hereunder as Servicer or be merged into any other entity (or otherwise effect a similar transaction), unless the existing management of Servicer continues to manage the assignee or surviving entity.

                    Section 12.09     Recordation of Assignments of Mortgage.

                    To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

                    Section 12.10     Assignment by Purchaser.

                    The Purchaser shall have the right, with notice to the Company and Servicer but without the consent of the Company or Servicer to assign to any Person affiliated with the Purchaser or to any entity which is regulated by any agency of the federal government or if required to do so by regulatory authority (provided, if the assignee of Purchaser is not affiliated with Purchaser or so regulated, if the Company does not consent to such assignee, which consent will not be unreasonably withheld, before effecting such assignment, Purchaser will transfer ownership of the Mortgage Loans to the Company subject to the Senior Participation, which will be assigned to such assignee), in whole but not in part, its interest under this Agreement with respect to any or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder.  Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans so assigned.  All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

                    Section 12.11     Waiver of Jury Trial.

                    THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT

THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.11.

                    Section 12.12     Counterparts.

                    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                    Section 12.13     Further Assurances.     The Company and the Servicer agree, as and when required by the Purchaser, (i) to execute and deliver, or to cause to be executed and delivered, all such  documents and (ii) to take all such actions as the Purchaser may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including, without limitation, the procurement of any third-party consents and missing intervening assignments. IN WITNESS WHEREOF, the Company, the Purchaser and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAL BANK, S.S.B., as Purchaser

By:

Name:

Title:

LTC BBCO, INC., as Company

By:

Name:

Title:

LTC PROPERTIES, INC., as Servicer

By:

Name:

Title:

LTC PROPERTIES, INC., as Original Seller is joining herein as provided in Section 2.02

By:

Name:

Title: